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                   Consent of Independent Public Accountants
                   -----------------------------------------

As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this registration statement.

                                           /s/ ARTHUR ANDERSEN LLP

Chicago, Illinois
August 20, 1999